State of Delaware
Secretary of State
Division of Corporations
Delivered 11:55 AM 12/03/2010
FILED 11:55 AM 12/03/2010
SRV 101145141 - 3382920 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MIRANT ENERGY TRADING, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

1. The name of the limited liability company is Mirant Energy Trading, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to GenOn Energy Management, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

> "1. The name of the limited liability company is GenOn Energy Management, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of December, 2010.

MIRANT ENERGY TRADING, LLC

By: [signature]
Name: Allison Cunningham
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/01/2002
020142722 - 3382920

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION

OF

MIRANT BRAND, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "company") is:

   Mirant Brand, LLC

2. The certificate of formation of the company (hereinafter called the "certificate") is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

   "The name of the limited liability company is:
   Mirant Energy Trading, LLC."

3. The name of the company that appears in the heading of the certificate shall be replaced with the new name of the company as stated in 2. above.

Signed on March 1, 2002.

Michelle H. Ancosky
Michelle H. Ancosky,
Secretary

CERTIFICATE OF FORMATION

FOR

MIRANT BRAND, LLC

A LIMITED LIABILITY COMPANY

I.

The name of the limited liability company is Mirant Brand, LLC.

II.

The address of the registered office of the limited liability company shall 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent at that address shall be Corporation Service Company.

III.

A member, a manager, an agent, or an employee of the limited liability company is not personally liable for the debts, obligations, or liabilities of the limited liability company, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the limited liability company.

Dated: April 20, 2001

Signed by:

Michelle H. Ancosky

Michelle H. Ancosky, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/20/2001
010191705 – 3382920